As  filed  with  the  Securities  and  Exchange Commission  on January 12, 2001.

                                                 Registration No. 333-_____
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                            REGISTRATION STATEMENT ON
                                    FORM S-8
                        UNDER THE SECURITIES ACT OF 1933



                           MUTUALFIRST FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

               Maryland                                35-208560
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

  110 E. Charles Street, Muncie, Indiana                47305
 (Address of principal executive offices)             (Zip Code)


                           MUTUALFIRST FINANCIAL, INC.
                      2000 STOCK OPTION AND INCENTIVE PLAN
                                       AND
                       2000 RECOGNITION AND RETENTION PLAN
                            (Full title of the plan)

                            James S. Fleischer, P.C.
                            Martin L. Meyrowitz, P.C.
                            Michael R. Gartman, Esq.
                         Silver, Freedman & Taff, L.L.P.
      (a limited liability partnership including professional corporations)
                             7th Floor - East Tower
                            1100 New York Avenue, NW
                              Washington, DC 20005
                     (Name and address of agent for service)

                                 (202) 414-6100
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                        Proposed maximum    Proposed maximum
                                        Amount to be    offering price        aggregate           Amount of
Title of securities to be registered    registered      per share           offering price     registration fee

Common Stock, $0.01 par value per share 814,745 shares  $14.50(1)           $11,813,803(1)     $2,954(1)

====================================================================================================================

(1) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee. The shares being registered hereby are being registered based upon the average of the high and low prices per share of the common stock on The Nasdaq National Market of $14.50 per share on January 10, 2001.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of the Form S-8 will be sent or given to participants in MutualFirst Financial's 2000 Stock Option and Incentive Plan and 2000 Recognition and Retention Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended.

         Such documents are not being filed with the SEC, but constitute (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of Part II of this registration statement), prospectuses that meet the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

         The following documents previously or concurrently filed by MutualFirst Financial, Inc. (the "Company" or the "Registrant") with the SEC are hereby incorporated by reference in this registration statement and the prospectuses to which this registration statement relates:

1. The annual report on Form 10-K of the Company for the fiscal year ended December 30, 1999 (File No. 000-27905).

2. The quarterly report on Form 10-Q of the Company for the quarterly period ended March 31, 2000.

3. The quarterly report on Form 10-Q of the Company for the quarterly period ended June 30, 2000.

4. The quarterly report on Form 10-Q of the Company for the quarterly period ended September 30, 2000.

5. The description of the Company's common stock contained on pages 39-40 of the Company's Registration Statement on Form S-4 filed September 25, 2000 (and any amendments or reports filed for the purpose of updating the description) (File No. 333- 46510).

         All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this registration statement and the prospectuses to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this registration statement and the prospectuses to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement and the prospectuses.

         The Company shall furnish without charge to each person to whom the prospectuses are delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to: Stockholder Relations, MutualFirst Financial, Inc., 110 E. Charles Street, Muncie, Indiana 47305; telephone number (765) 747-2800.

         All information appearing in this registration statement and the prospectuses is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.    Description of Securities.

           Not applicable.

Item 5.    Interests of Named Experts and Counsel.

           Not applicable.

Item 6.    Indemnification of Directors and Officers.

         Article 12 of MutualFirst's Articles of Incorporation provides for the indemnification of current and former directors and officers of MutualFirst against liability up to the fullest extent required or permitted by Maryland General Corporation Law, including but not limited to expenses incurred in any proceeding. Article 12, subparagraph E also provides for the authority to purchase insurance for indemnification purposes.

         Section 2-418 of the General Corporation Law of the State of Maryland authorizes a corporation's Board of Directors to indemnifying directors and officers, when they are made, or threatened to be made, parties to certain proceedings by reason of their status with the corporation, against judgments, fines, settlements and reasonable expenses actually incurred in connection with the proceeding. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Indemnification is permitted unless it is proven that (1) the conduct of the person was material to the matter giving rise to the proceeding and the person acted in bad faith or with "active and deliberate dishonesty," (2) the person actually received an improper benefit, or (3) in the case of a criminal proceeding, the person had reason to believe that his conduct was unlawful.

         Maryland law provides that where a person is a defendant in a derivative proceeding, the person may not be indemnified if the person is found liable to the corporation. Maryland law also provides that a person may not be indemnified in any proceeding alleging improper personal benefit to the person in which the person was found liable on the grounds that personal benefit was improperly received.

         Maryland law further provides that unless otherwise provided in the corporation's Articles of Incorporation, a director or officer (but not an employee or agent) who is successful on the merits or otherwise in defense of any proceeding must be indemnified against reasonable expenses. The Articles of Incorporation do not otherwise provide a bar against mandatory indemnification.

         Finally, Section 2-418(f) of the General Corporation Law also permits expenses incurred by a person in defending a proceeding to be paid by the corporation in advance of the final disposition of the proceeding upon the receipt of an undertaking by the director or officer to repay this amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation against these expenses. The person seeking indemnification of expenses must affirm in writing that he or she believes in good faith that he or she has met the applicable standard for indemnification of expenses.

Item 7.    Exemption from Registration Claimed.

          Not applicable.

Item 8.    Exhibits.

         See the Exhibits Index to this Registration Statement.

Item 9.    Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                                    (i)     To include any prospectus required
                  by section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the  prospectus any facts
                  or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                    (iii) To include  any  material  information
                  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the in the City of Muncie, State of Indiana on January 12, 2001.


                                     MUTUALFIRST FINANCIAL, INC.


                                     By:/s/ R. DONN ROBERTS
                                        --------------------------------------
                                        R. Donn Roberts
                                        President and Chief Executive Officer
                                        (Duly Authorized Representative)


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby makes, constitutes and appoints R. Donn Roberts his true and lawful attorney, with full power to sign for each person and in such person's name and capacity indicated below, and with full power of substitution, any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Name                             Title                         Date

/s/ Wilbur R. Davis            Chairman of the Board           January 12, 2001
----------------------
Wilbur R. Davis

/s/ R. Donn Roberts            President, Chief Executive      January 12, 2001
----------------------         Officer and Director
R. Donn Roberts                (Principal Executive Officer)


/s/ Timothy J. McArdle         Senior Vice President,          January 12, 2001
----------------------         Treasurer and Controller
Timothy J. McArdle             (Principal Financial and
                               Accounting Officer)

      Name                             Title                         Date

/s/ Julie A. Skinner           Director and Vice Chairman      January 12, 2001
----------------------
Julie A. Skinner

/s/ Linn A. Crull              Director                        January 12, 2001
----------------------
Linn A. Crull

/s/ Edward J. Dobrow           Director                        January 12, 2001
----------------------
Edward J. Dobrow

/s/ William V. Hughes          Director                        January 12, 2001
----------------------
William V. Hughes

/s/ James D. Rosema            Director                        January 12, 2001
----------------------
James D. Rosema

/s/ Steven L. Banks            Director                        January 12, 2001
----------------------
Steven L. Banks

/s/ John H. Dalton             Director                        January 12, 2001
----------------------
John H. Dalton

/s/ Jon R. Marler              Director                        January 12, 2001
----------------------
Jon R. Marler

/s/ Jerry D. McVicker          Director                        January 12, 2001
----------------------
Jerry D. McVicker

                                 EXHIBITS INDEX


   Exhibit
   Number                        Description of Exhibits
--------------------------------------------------------------------------------

    4.1 Articles of Incorporation, as amended, for MutualFirst Financial, Inc., as amended.

    4.2 Bylaws of MutualFirst Financial, Inc. filed on September 16, 1999 as
        Exhibit 3.2 to Registrant's Registration Statement on Form S-1 (File No. 333-87239), is incorporated herein by reference.

    4.3 Form of  Certificate  of  Common  Stock,  filed  on September  16,  1999
        as  Exhibit 4 to  Registrant's Registration   Statement  on Form  S-1
        (File  No. 333-87239), is incorporated herein by reference.

    5   Opinion of Silver, Freedman & Taff, L.L.P.

   23.1 Consent of Olive LLP

   23.2 Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibit 5).

   24   Power of Attorney (included in signature pages).

   99.1 Registrant's 2000 Stock Option and Incentive Plan filed on September 25, 2000 as Appendix D to Registrant's Registration Statement on Form S-4 (File No. 333-46510), is incorporated herein by reference.

   99.2 Registrant's 2000 Recognition and Retention Plan filed on September 25, 2000 as Appendix E to Registrant's Registration Statement on Form S-4 (File No. 333-46510), is incorporated herein by reference.